UNITED STATES SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A

☑	PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )
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BELLSOUTH CORPORATION

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The following were slides used in connection with the broadcast from Chairman and Chief Executive Officer, F. Duane Ackerman.

BellSouth - AT&T Merger Duane Ackerman BTN, March 6, 2006

We have included or incorporated by reference in this document forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties, and actual results might differ materially from these statements. Such statements include, but are not limited to, statements about the benefits of the merger, including future financial and operating results, the combined company's plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of AT&T Inc. and BellSouth Corporation and are subject to significant risks and uncertainties and outside of our control. The following factors, among others, could cause actual results to differ from those described in the forward-looking statements in this document: the ability to obtain governmental approvals of the merger on the proposed terms and schedule; the failure of AT&T shareholders to approve the issuance of AT&T common shares or the failure of BellSouth shareholders to approve the merger; the risk that the businesses of AT&T and BellSouth will not be integrated successfully or as quickly as expected; the risk that the cost savings and any other synergies from the merger, including any savings and other synergies relating to the resulting sole ownership of Cingular Wireless LLC may not be fully realized or may take longer to realize than expected; disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers; and competition and its effect on pricing, spending, third-party relationships and revenues. Additional factors that may affect future results are contained in AT&T's, BellSouth's, and Cingular Wireless LLC's filings with the Securities and Exchange Commission ("SEC"), which are available at the SEC's Web site (http://www.sec.gov). Neither AT&T nor BellSouth is under any obligation, and each expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

NOTE: In connection with the proposed merger, AT&T intends to file a registration statement on Form S-4, including a joint proxy statement of AT&T and BellSouth, and AT&T and BellSouth will file other materials with the Securities and Exchange Commission (the "SEC"). Investors are urged to read the registration statement, including the joint proxy statement (and all amendments and supplements to it) and other materials when they become available because they contain important information. Investors will be able to obtain free copies of the registration and joint proxy statement, when they becomes available, as well as other filings containing information about AT&T and BellSouth, without charge, at the SEC's Web site (www.sec.gov). Copies of AT&T's filings may also be obtained for free from AT&T at AT&T's Web site (www.att.com) or by directing a request to AT&T Inc. Stockholder Services, 175 E. Houston, San Antonio, Texas 78258. Copies of BellSouth's filings may be obtained without charge from BellSouth at BellSouth's Web site (www.bellsouth.com) or by directing a request to BellSouth at Investor Relations, 1155 Peachtree Street, Atlanta, Georgia 30309. AT&T, BellSouth and their respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies in respect of the proposed merger. Information regarding AT&T's directors and executive officers is available in AT&T's 2005 Annual Report on Form 10-K filed with the SEC on March 1, 2006 and AT&T's preliminary proxy statement for its 2006 annual meeting of stockholders, filed with the SEC on February 10, 2006, and information regarding BellSouth's directors and executive officers is available in BellSouth's 2005Annual Report on Form 10-K filed with the SEC on February 28, 2006 and BellSouth's proxy statement for its 2006 annual meeting of shareholders, filed with the SEC on March 3, 2006. Additional information regarding the interests of such potential participants will be included in the registration and joint proxy statement, and the other relevant documents filed with the SEC when they become available.

Highlights of Merger $67 billion in an all stock transaction. BellSouth will merge into and become a wholly owned subsidiary of AT&T Headquarters will be in San Antonio, TX. AT&T's SE regional operations will be headquartered in Atlanta.

Highlights of Merger Cingular will become a wholly owned subsidiary of AT&T. Headquarters will remain in Atlanta. Expected close within approximately 12 months, subject to shareholder and regulatory approval At closing, each outstanding BellSouth share will be converted into 1.325 shares of AT&T Stock.

It's good for customers Speeds up competition, innovation and choices for customers Improved network providing full range of integrated wireline/ wireless services. More efficiencies free up investment in IP technology.

It's good for customers Better integration of Cingular and YellowPages.com Scale to attract the right content and technology partners Past successes of both companies in providing superior customer service and in conducting our businesses with integrity

It's good for investors Natural combination of complementary assets Meaningful premium - 17.9% above the closing price on March 3 Significant ongoing ownership Stock merger rather than cash sale Significant value upside from synergies

It's good for investors We expect closing to result in a 52% increase in BellSouth's annual dividend Current BLS dividend $1.16 AT&T's current annual dividend $1.33 x conversion ratio 1.325 = $1.76

It's good for employees Opportunity to work for one of the most respected companies in the world Good cultural fit. Both companies known for service and network excellence Strong financial position means ability to invest in next-generation technology

It's good for employees Better able to meet customer demands and compete successfully Both companies value diversity and inclusion Years of service with BellSouth will be recognized by AT&T after the closing

Impact on jobs The vast majority of BLS positions will be unaffected Headquarters staff, support functions and overlapping operations will be consolidated after the merger closes BST to become a regional operation of AT&T, headquartered in Atlanta

Impact on jobs Cingular headquarters to remain in Atlanta Decision still to be made regarding A&P headquarters State headquarters will remain in our nine states Terms and conditions of labor agreements will be assumed by new company

Keeping BellSouth Strong Between now and closing: BellSouth continues as a stand- alone company BellSouth continues to conduct employee programs and policies in the normal course of business, ie, promotions, bonuses, CAD, training

Keeping BellSouth Strong Between now and closing: Employees continue to focus on meeting customer needs and meeting 2006 business objectives BellSouth will continue to offer the same products and services at the same terms and conditions